Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 250 356-8626

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies
Notice of Articles BUSINESS CORPORATIONS ACT	CAROL PREST

This Notice of Articles was issued by the Registrar on: November 14, 2012 12:01 AM Pacific Time

Incorporation Number:

BC0883133

Recognition Date and Time:

Incorporated on June 9, 2010 09:45 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

SAN ANTONIO VENTURES INC.

REGISTERED OFFICE INFORMATION

Mailing Address:

Delivery Address:

3000 ROYAL CENTRE

3000 ROYAL CENTRE

PO BOX 11130

1055 WEST GEORGIA STREET

1055 WEST GEORGIA STREET

VANCOUVER BC V6E 3R3

VANCOUVER BC V6E 3R3

CANADA

RECORDS OFFICE INFORMATION

Mailing Address:

Delivery Address:

3000 ROYAL CENTRE

3000 ROYAL CENTRE

PO BOX 11130

1055 WEST GEORGIA STREET

1055 WEST GEORGIA STREET

VANCOUVER BC V6E 3R3

VANCOUVER BC V6E 3R3

CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

Schmidt, William E.

Mailing Address:

Delivery Address:

430 - 580 HORNBY STREET

430 - 580 HORNBY STREET

VANCOUVER BC VC6 3B6

VANCOUVER BC VC6 3B6

CANADA

CANADA

Last Name, First Name, Middle Name:

Dyakowski, Christopher I.

Mailing Address:

Delivery Address:

3750 WEST 49TH AVENUE

3750 WEST 49TH AVENUE

VANCOUVER BC V6N 3T8

VANCOUVER BC V6N 3T8

CANADA

CANADA

Last Name, First Name, Middle Name:

Kenwood, Stephen P.

Mailing Address:

Delivery Address:

680 - 789 WEST PENDER STREET

680 - 789 WEST PENDER STREET

VANCOUVER BC V6C 1H2

VANCOUVER BC V6C 1H2

CANADA

CANADA

AUTHORIZED SHARE STRUCTURE
1.	100,000,000	Common Shares	Without Par Value

Without Special Rights or Restrictions attached